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                                                                   Exhibit 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 15, 1999 relating to the financial statements and financial statement schedules included in Item 27 (a) of this Form S-1 of Digitas Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP

Boston, Massachusetts

February 22, 2000